RightStart.com Inc.




                                  COMMON STOCK
                               PURCHASE AGREEMENT

                                TABLE OF CONTENTS


                                                                        Page No.


1.       PURCHASE AND SALE OF STOCK...........................................1
         1.1      Sale and Issuance of Common Stock...........................1
         1.2      Closing.....................................................1

2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................1
         2.1      Organization; Good Standing; Qualification..................2
         2.2      Authorization...............................................2
         2.3      Valid Issuance of Preferred and Common Stock................2
         2.4      Governmental Consents.......................................2
         2.5      Capitalization and Voting Rights............................3
         2.6      Subsidiaries................................................4
         2.7      Contracts and Other Commitments.............................4
         2.8      Related-Party Transactions..................................4
         2.9      Registration Rights.........................................4
         2.10     Permits.....................................................4
         2.11     Compliance With Other Instruments...........................5
         2.12     Litigation..................................................5
         2.13     Securities Act..............................................5
         2.14     Title to Property and Assets; Leases........................5
         2.15     Financial Position..........................................6
         2.16     Patents and Trademarks......................................6
         2.17     Employees; Employee Compensation............................6
         2.18     Taxes.......................................................6
         2.19     Insurance...................................................7
         2.20     Environmental Compliance....................................7
         2.21     Books and Records...........................................7
         2.22     Finders.....................................................7
         2.23     Investment Company..........................................7

3.       REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.......................8
         3.1      Authorization...............................................8
         3.2      Purchase Entirely for Own Account...........................8
         3.3      Reliance Upon Investor's Representations....................8
         3.4      Receipt of Information......................................8
         3.5      Investment Experience.......................................9
         3.6      Accredited Investor.........................................9
         3.7      Restricted Securities......................................10
         3.8      Legends....................................................10

4.       TRANSFERS...........................................................11
         4.1      Transfer by Investor.......................................11
         4.2      Exempt Transfers...........................................12
         4.3      Prohibited Transfers.......................................12
         4.4      Term.......................................................12
         4.5      Definitions................................................13

5.       CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING.....................13
         5.1      Representations and Warranties.............................13
         5.2      Performance................................................13
         5.3      Compliance Certificate.....................................13
         5.4      Qualifications.............................................13
         5.5      Proceedings and Documents..................................14
         5.6      Other Agreements...........................................14

6.       CONDITIONS TO COMPANY'S OBLIGATIONS AT CLOSING......................14
         6.1      Representations and Warranties.............................14
         6.2      Qualifications.............................................14

7.       REGISTRATION RIGHTS.................................................14
         7.1      Demand Registration........................................14
         7.2      Registration on Form S-3; Shelf Registration...............17
         7.3      Piggyback Registration.....................................17
         7.4      Expenses of Registration...................................18
         7.5      Registration Procedures....................................19
         7.6      Indemnification............................................20
         7.7      Information by Holder......................................21
         7.8      Transfer or Assignment of Registration Rights..............21
         7.9      "Lock-Up" Agreement........................................22
         7.10     Allocation of Registration Opportunities...................22
         7.11     Delay of Registration......................................23
         7.12     Termination of Registration Rights. .......................23

8.       COVENANTS OF THE COMPANY............................................23
         8.1      Basic Financial Information................................23
         8.2      Additional Information and Rights..........................24
         8.3      Right to Purchase New Securities...........................24
         8.4      Termination of Covenants...................................26

9.       MISCELLANEOUS.......................................................26
         9.1      Entire Agreement...........................................26
         9.2      Survival of Warranties.....................................26
         9.3      Successors and Assigns.....................................26
         9.4      Governing Law..............................................26
         9.5      Counterparts...............................................26
         9.6      Titles and Subtitles.......................................27
         9.7      Notices....................................................27
         9.8      Finder's Fees..............................................27
         9.9      Expenses...................................................27
         9.10     Amendments and Waivers.....................................27
         9.11     California Corporate Securities Law........................27

Exhibit A  Ancillary Agreements
Exhibit B  Insurance Coverage

                               RightStart.com Inc.


                                  COMMON STOCK
                               PURCHASE AGREEMENT

                  THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 10th day of October, 2000, by and between RightStart.com Inc., a Delaware corporation (the "Company"), and Michael Targoff (the "Investor").

                  THE PARTIES HEREBY AGREE AS FOLLOWS:

1.      PURCHASE AND SALE OF STOCK.

         1.1      Sale and Issuance of Common Stock.

Subject to the terms and conditions of this Agreement, the Investor agrees to purchase shares of the Company's Common Stock at a purchase price of $[ommitted and filed separately with the Commission] per share. The Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to the Investor at the Closing, [ommitted and filed separately with the Commission] shares of the Company's Common Stock par value $.01 per share ("Common Stock"); provided that if certain of the Company's current stockholders exercise rights under that certain Investor's Rights Agreement dated as of July 9, 1999 to purchase a portion of the Common Stock being sold pursuant to this Agreement, the number of shares issued and sold to Investor shall be reduced by the number of shares of Common Stock so purchased by such current stockholders and the Company shall refund the purchase price with respect to the Common Stock purchased by such current stockholders with interest at the rate of 10% per annum.

                  The Investor agrees to pay in cash by wire transfer of immediately available funds at Closing to the Company payment in full for the shares of the Company's Common Stock so purchased by the Investor.

         1.2      Closing.

                  The purchase and sale of the Common Stock shall take place at the offices of Milbank, Tweed, Hadley & McCloy LLP, Los Angeles, California, at 10 a.m., on October 10, 2000, or at such other time and place as the Company and the Investor shall mutually agree, either orally or in writing (which time and place are designated as the "Closing").

                  Upon receipt of payment for the Common Stock on or after the Closing (in accordance with Section 1.1 above), the Company shall deliver to the Investor a certificate representing the shares of Common Stock that the Investor is purchasing.

2.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company hereby represents and warrants to the Investor that as of the date of this Agreement, except as set forth on a Schedule of Exceptions furnished to the Investor and special counsel for the Investor, which exceptions shall be deemed to supplement and inform the representations and warranties contained in this Agreement, as if made hereunder:

         2.1      Organization; Good Standing; Qualification.

                  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement and any other agreement to which the Company is a party, as listed on Exhibit A (the "Ancillary Agreements"), to issue and sell the Common Stock and the Common Stock issuable upon conversion thereof, and to carry out the provisions of this Agreement and any Ancillary Agreement. The Company is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, properties, prospects, or financial condition.

         2.2      Authorization.

                  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and any Ancillary Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing, and the authorization, issuance (or reservation for issuance), sale, and delivery of the Common Stock being sold hereunder, has been taken or will be taken prior to the Closing, and this Agreement and any Ancillary Agreement, when executed and delivered, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) as to rights to indemnity and contribution that may be limited by applicable laws.

         2.3      Valid Issuance of Preferred and Common Stock.

                  The Common Stock that is being purchased by the Investor hereunder, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

         2.4      Governmental Consents.

                  No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company's execution of, delivery of, or performance by it of its obligations under, this Agreement, the offer, sale or issuance of the Common Stock by the Company, except (i) such filings as have been made prior to the Closing, and (ii) any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), and such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor and (iii) such consents, approvals, qualifications, orders or authorizations which the failure to obtain could reasonably be expected to have a material adverse effect on the Company.

         2.5      Capitalization and Voting Rights.

                  The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

                  (a) Preferred Stock. Five Million (5,000,000) shares of Preferred Stock, par value $.01, of which none is outstanding on the Closing Date.

                  (b) Common Stock. Twenty Million (20,000,000) shares of common stock, par value $.01 ("Common Stock"), of which 9,100,000 shares are issued and outstanding.

                  (c) The outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

                  (d) Except for (i) the purchase rights under this Agreement (ii) 2,031,500 options to purchase shares of the Company's Common Stock granted under the RightStart.com Employee Stock Option Plan (the "Option Plan"), (iii) 182,000 shares of Common Stock issuable upon exercise of the warrants issued to affiliates of Digital Coast Partners, LLP (fka CEA Montgomery Media L.L.C.) (the "CEA Warrant") (iv) 165,000 shares of Common Stock issuable upon exercise of the warrant issued to Sierra Ventures and Palomar Ventures or their respective affiliates (the "VC Warrants"), (v) 136,500 shares of Common Stock issuable upon exercise of the warrant issued to Oxygen Media or its affiliates (the "Oxygen Warrant"), (vi) 113,753 shares of Common Stock issuable upon exercise of warrants (the "Bridge Warrants") issued to holders of the Company's 10% Secured Bridge Notes due October 18, 2000 ("Bridge Notes") or its affiliates, (viii) 8,740,220 shares of Common Stock issuable upon exercise of the warrants (the "Contingent Warrants") issued to holders of the Bridge Notes or their respective affiliates, (ix) 6,639,484 shares of Common Stock issuable upon conversion of the Company's 10% Secured Convertible Bridge Notes due October 18, 2000 ("Convertible Notes") to holders of the Convertible Notes or their respective affiliates (the "Convertible Notes Warrants") and, collectively with the CEA Warrant, the VC Warrants, the Oxygen Warrant, the Bridge Warrants and the Contingent Warrants, the "Convertible Securities"), there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal (other than those granted among shareholders party to the Investors' Rights Agreement dated as of July 9, 1999, as amended (the "Investors' Rights Agreement")), proxy or stockholder agreements (other than the Investors' Rights Agreement) or agreements of any kind for the purchase or acquisition from the Company of any of its securities. The Company is not a party or subject to any agreement that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company other than the Investors' Rights Agreement.

         2.6      Subsidiaries.

                  The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association, or other business entity. The Company currently is not a participant in any joint venture, partnership, or similar arrangement (other than the transaction set forth in this Agreement).

         2.7      Contracts and Other Commitments.

                  The Company does not have and is not bound by any material contract, agreement, lease, commitment, or proposed transaction, judgment, order, writ or decree, written or oral, absolute or contingent, other than those that have been entered into in the ordinary course of business or are set forth on Schedule 2.7 of the Schedule of Exceptions.

         2.8      Related-Party Transactions.

                  No employee, officer, stockholder or director of the Company or member of his or her immediately family is indebted to the Company, nor is the Company indebted or committed to make loans, or other payments, or extend or guarantee credit to any of them, other than (i) indebtedness or commitments in an amount less than $10,000 (ii) for payment of salary for services rendered,
(iii)  reimbursement for reasonable  expenses incurred on behalf of the Company,
(iv) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company), (v) pursuant to the terms of a Management Services Agreement dated July 9, 1999 between The Right Start, Inc. and the Company (the "Management Services Agreement"), (vi) pursuant to the terms of an Intellectual Property Agreement dated July 9, 1999 between The Right Start, Inc. and the Company (the "Intellectual Property Agreement"), and (vii) those additional agreements set forth on Schedule 2.8 of the Schedule of Exceptions.

         2.9      Registration Rights.

                  Except as granted to Investor in connection with the transactions contemplated by this Agreement, the Investors' Rights Agreement and registration rights granted to holders of the Convertible Securities, the Company is presently not under any obligation to file any registration statement under the Securities Act relating to any outstanding securities of the Company or to have any outstanding securities of the Company included in any registration statement filed or to be filed under the Securities Act.

         2.10     Permits.

                  The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted and as currently proposed to be conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company. To its knowledge, Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

         2.11     Compliance With Other Instruments.

                  The Company is not in violation or default (i) in any material respect of any provision of its Certificate of Incorporation, as amended through the date hereof (the "Certificate of Incorporation") or Bylaws, (ii) in any material respect of any provision of any material agreement, instrument, or contract to which it is a party or by which it is bound, or (iii) to the best of its knowledge, of any federal or state judgment, order, writ, decree, statute, rule, regulation or restriction applicable to the Company, the violation of which would have a material adverse effect on the Company. The execution, delivery, and performance by the Company of this Agreement and any Ancillary Agreement, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge, or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties.

         2.12     Litigation.

                  There is no litigation or governmental proceeding or investigation pending or, to the best of the knowledge of the Company, threatened by or against the Company which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company. Neither the Company, nor, to the best knowledge of the Company, any officer of the Company, is in default with respect to any material order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency affecting the Company.

         2.13     Securities Act.

                  Subject to the truth and accuracy of the Investor's representations set forth in this Agreement, the offer, sale and issuance of the Common Stock as set forth in this Agreement are exempt from the registration requirements of the Securities Act.

         2.14     Title to Property and Assets; Leases.

                  Except  (i) for liens for  current  taxes not yet  delinquent,
(ii) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (iii) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation, (iv) for minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property, and (v) liens granted to holders of the Bridge Notes and the Convertible Bridge Notes, the Company has good and marketable title to such of its fixed assets as are real property, and good and merchantable title to all of its other assets, free of any mortgages, pledges, charges, claims, liens, security interests or other encumbrances, except as could not reasonably be expected to have a material adverse effect on the Company. The Company enjoys peaceful and undisturbed possession under all leases under which it is the lessee, and all said leases are valid and subsisting and in full force and effect, subject to clauses (i)-(v) above, and except as would not have a material adverse effect on the Company.

         2.15     Financial Position.

                  The Company is not a guarantor or indemnitor of any indebtedness of any other firm, person or corporation, except as set forth on
Schedule 2.15 of the Schedule of Exemptions. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

         2.16     Patents and Trademarks.

                  To the best of its knowledge, the Company owns or has a valid right to use the patents, patent rights, licenses, permits, trade secrets, trademarks, trade names, franchises, copyrights, inventions and intellectual property rights (collectively, "Intellectual Property Rights") being used to conduct its business as now operated and as now proposed to be operated, except Intellectual Property Rights that could not reasonably be expected to have a material adverse effect on the Company; and to the best of the Company's knowledge, the conduct of its business as now operated and as now proposed to be operated does not and will not materially conflict with Intellectual Property Rights of others. The Company has not received any communications alleging that the Company has violated, or by conducting its business as proposed, would violate any of the Intellectual Property Rights of any other person or entity. The Company has no obligation to compensate any person for the use of any Intellectual Property Rights, except as required pursuant to the terms of the Intellectual Property Agreement and the agreement(s) between The Right Start, Inc. and Guidance Solutions, Inc. regarding the development of the Company's web site. The Company has not granted to any person any license or right to use any Intellectual Property Rights of the Company except as required by the terms of the Intellectual Property Agreement, the agreement(s) between the Right Start, Inc. and Guidance Solutions, Inc. regarding the development of the Company's web site and promotional agreements entered into in the ordinary course of its business.

         2.17     Employees; Employee Compensation.

                  To the best of the Company's knowledge, there is no strike, labor dispute or union organization activities pending or threatened between it and its employees. None of the Company's employees belongs to any union or collective bargaining unit. There are no unfair labor practice charges, pending trials with respect to unfair labor practice charges, pending material grievance proceedings or adverse decisions of a Trial Examiner of the National Labor Relations Board against the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement other than the Option Plan and the Company's 401(k) plan. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company. To the best knowledge of the Company, relations with employees of the Company are good.

         2.18     Taxes.

                  The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as an S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that related solely to methods of accounting, depreciation, or amortization) that would have a material effect on the business, properties, prospects, or financial condition of the Company. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge.

         2.19     Insurance.

                  The Company carries insurance covering its properties and business adequate and customary for the type and scope of the properties and business. The Company's present insurance coverage is as set forth on Exhibit B.

         2.20     Environmental Compliance.

                  To the best of its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         2.21     Books and Records.

                  The books of account, ledgers, order books, records and documents of the Company accurately reflect all material information relating to the business of the Company, the nature, acquisition, maintenance, location and collection of the assets of the Company, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

         2.22     Finders.

                  The Company has not entered into any agreements for which the Company, its officers, directors, or the Investor will be liable for finders fees relating to the transactions set forth in this Agreement.

         2.23     Investment Company.

                  The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or the regulations promulgated thereunder.

3.       REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

                  Each Investor hereby represents and warrants to the Company, separately and not jointly, that:

         3.1      Authorization.

                  The Investor has full power and authority to enter into this Agreement, and that this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of the Investor.

         3.2      Purchase Entirely for Own Account.

                  This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by its execution of this Agreement the Investor hereby confirms, that the Common Stock to be purchased by the Investor ( the "Securities") will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

         3.3      Reliance Upon Investor's Representations.

                  The Investor understands that the Common Stock is not, registered under the Securities Act on grounds that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Investor's representations set forth herein. The Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Investor has in mind merely acquiring shares of the Common Stock for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Investor has no such intention.

         3.4      Receipt of Information.

                  The Investor believes that it has received all the information the Investor considers necessary or appropriate for deciding whether to purchase the Common Stock. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Stock and the business, properties, prospects, and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Investor or to which it had access.

         3.5      Investment Experience.

                  The Investor represents that it is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development and acknowledges that it is able to fend for itself, can bear the economic risk of the Investor's investment, and has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the investment in the Common Stock. The Investor also represents that it has not been organized for the purpose of acquiring the Common Stock.

         3.6      Accredited Investor.

                  (a)   The term "Accredited Investor" as used herein refers to:

                           (i) A person or entity who is a director or executive
                  officer of the Company;

                           (ii) Any bank as defined  in  Section  3(a)(2) of the
                  Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or
                  (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in
                  Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                           (iii) Any  private  business  development  company as
                  defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

                           (iv) Any organization  described in Section 501(c)(3)
                  of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

                           (v) Any natural person whose individual net worth, or
                  joint net worth with that person's spouse, at the time of the purchase exceeds $1,000,000;

                           (vi) Any natural person who had an individual  income
                  in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation or reaching the same income level in the current year;

                           (vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment; or

                           (viii) Any entity in which all of the  equity  owners
                  are accredited investors.

                  As used in this Section 3.6(a), the term "net worth" means the excess of total assets over total liabilities. For the purpose of determining a person's net worth, the principal residence owned by an individual should be valued at fair market value, including the cost of improvements, net of current encumbrances. As used in this Section 3.6(a), "income" means actual economic income, which may differ from adjusted gross income for income tax purposes. Accordingly, the Investor should consider whether it should add any or all of the following items to the Investor's gross income for income tax purposes in order to reflect more accurately the Investor's actual economic income: any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, and alimony payments.

                  (b) The Investor further represents to the Company that, except as otherwise disclosed to the Company in writing prior to the Investor's execution hereof, it is an Accredited Investor.

         3.7      Restricted Securities

                  The Investor understands that the Common Stock (and any Common Stock issued on conversion thereof) may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Common Stock (or the Common Stock issued on conversion thereof) or an available exemption from registration under the Securities Act, the Common Stock (and any Common Stock issued on conversion thereof) must be held indefinitely. In particular, the Investor is aware that the Common Stock (and any Common Stock issued on conversion thereof) may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available.

        3.8      Legends.

                  To the extent applicable, each certificate or other document evidencing any of the Common Stock or any Common Stock issued upon conversion thereof shall be endorsed with the legends substantially in the form set forth below:

                  (a) The following legend under the Securities Act:

                  "THE SHARES REPRESENTED HERE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (b) Any legend imposed or required by the Company's Bylaws or applicable state securities laws.

                  (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of the Investor if the Investor shall have obtained an opinion of counsel at such Investor's expense (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.


4.       Transfers

         4.1      Transfer by Investor.

                  (i) Subject to Section 4.2, if Investor (or its respective Affiliates (as defined in Section 4.5) to whom Securities (as defined in Section 4.5) have been transferred) propose to sell or transfer any Securities in one or more related transactions which will result in the transfer of any Securities by such Investor or its Affiliate, as applicable, then such Investor or its Affiliate proposing to transfer Securities, as the case may be (a "Selling Stockholder") shall promptly give written notice ("Notice") to the Company at least twenty (20) days prior to the closing of such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number and type of Securities to be sold or transferred (the "Notice Shares"), the nature of such sale or transfer, the consideration to be paid, the requested method of payment and the name and address of each prospective purchaser or transferee. In the event that the sale or transfer is being made pursuant to the provisions of Section 4.2, the Notice shall state under which paragraph and subparagraph the sale or transfer is being made.

                  (ii) The Company, or its respective Affiliates acting on its behalf, shall have the right, exercisable upon written notice to such Selling Stockholder within ten (10) days after receipt of the Notice, to purchase the Common Stock proposed to be transferred.

                  (iii) If the Company elects to so purchase all or a portion of the Notice Shares, the Company, or its Affiliates acting on its behalf (the "Purchasing Stockholder") shall purchase the Notice Shares by delivering the consideration to be paid for the Notice Shares to the Selling Stockholder pursuant to the payment method specified in the Notice on a date mutually agreed to by the parties.

                  (iv) Simultaneously upon receipt of the consideration specified in the Notice and delivered pursuant to the foregoing paragraph (iii) of this Section 4.1, the Selling Stockholder shall deliver to the Purchasing Stockholder a stock certificate or certificates representing the Notice Shares in consummation of the sale of such shares pursuant to the terms and conditions specified in the Notice.

                  (v) The exercise or non-exercise of the rights of the Company hereunder (or its Affiliates acting on its behalf) to participate as a purchaser in one or more sales of Securities made by the Investor (or its Affiliates) shall not adversely affect its rights to participate as a purchaser in subsequent sales of Securities subject to paragraph (i) of Section 4.1.

                  (vi) If the Company does not elect to participate in the purchase of the Notice Shares (or purchase only a portion of the Notice Shares), then the Selling Stockholder may, not later than sixty (60) days following delivery of the Notice to the Company, enter into an agreement providing for the closing of the transfer of the remaining Notice Shares within sixty (60) days of such agreement on terms and conditions not more favorable to the transferor than those described in the Notice, subject to the conditions noted in Section 3.7. Any proposed transfer on terms and conditions more favorable than those described in the Notice, as well as any subsequent proposed transfer of any additional Securities by the Investor or its Affiliate, shall again be subject to the rights of the Company (and its Affiliates) set forth herein and shall require compliance with the procedures described in this Section 4.1.

         4.2    Exempt Transfers.

                Notwithstanding the foregoing, the provisions of paragraphs (i) through (vi) of Section 4.1 shall not apply to (A) any pledge of Securities made pursuant to a bona fide loan transaction that creates a mere security interest or (B) any transfer to an Affiliate of transferor; provided that (1) the Selling Stockholder shall inform the Company of such pledge or transfer prior to effecting it and (2) the pledgee or transferee shall furnish the Company with a written agreement to be bound by and comply with all provisions of Section 4.1. Such pledged or transferred Securities under subsections (A) or (B) above shall remain "Securities" hereunder, and such pledgee or transferee under subsections
(A) or (B) shall be treated as the "Investor" for purposes of this Section 4.

         4.3      Prohibited Transfers.

                  Any attempt by the Investor to transfer Securities in violation of Section 4.1 hereof shall be void and the Company will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of the Company (or its Affiliates acting on its behalf).

         4.4      Term.

                   The rights and obligations set forth in this Section 4 shall terminate upon the earlier of (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering the offer and sale of the Company's Common Stock, and (ii) the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of a merger or consolidation resulting in the exchange of the outstanding shares of the Company's capital stock for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary.

         4.5      Definitions.

         "Affiliate" of any party means any person (or group of persons) who effectively controls, is effectively controlled by or is under common control with such party.

         "Preferred Stock" shall mean any class or series of preferred stock of the Company in existence on the date hereof or subsequently issued by the Company.

         "Securities" shall mean shares of the Company's Common Stock and Preferred Stock (or warrants or other securities convertible into Common Stock or Preferred Stock) now owned or subsequently acquired.


5.       CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING.

                  The obligations of the Investor under subparagraph 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against the Investor if it does not consent in writing thereto:

         5.1      Representations and Warranties.

                  The representations and warranties of the Company contained in
Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

         5.2      Performance.

                  The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

         5.3      Compliance Certificate.

                  The President of the Company shall deliver to the Investor at the Closing a certificate certifying that the conditions specified in this
Section 4 have been fulfilled.

         5.4      Qualifications.

                  All authorizations, approvals or permit, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Common Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

         5.5      Proceedings and Documents.

                  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor's counsel.

         5.6      Other Agreements.

                  The Company and the Investor shall have entered into each of the Ancillary Agreements listed on Exhibit A to which such party is a signatory.


6.       CONDITIONS TO COMPANY'S OBLIGATIONS AT CLOSING.

                  The obligations of the Company to the Investor under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions by the Investor:

         6.1      Representations and Warranties.

                  The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

         6.2      Qualifications.

                  All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state or the approval or authorization of any other entity that are required in connection with the lawful issuance and sale of the Common Stock pursuant to this Agreement shall be duly obtained and effected as of the Closing.


7.       REGISTRATION RIGHTS.

         7.1      Demand Registration.

                  (a) Procedures. If the Company shall receive at any time after June 1, 2002 (so long as such request is not within 180 days after the effective date of a registration statement filed by the Company covering an underwritten offering of any of its securities to the general public) a written request from Investor or any person who acquired the Common Stock from Investor pursuant to the terms of this Agreement ("Holders") that the Company file a registration statement registering (x) any Common Stock held by a Holder granted or receiving registration rights under this Section 7; provided, however, shares of Common Stock which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned shall be excluded ("Registrable Securities") constituting at least666,666 shares of Common Stock (as adjusted for stock splits, stock dividends, reverse stock splits, and the like), or (y) any amount of Registrable Securities if the aggregate offering price for the registration, net of underwriting discounts and commissions, would exceed $5,000,000, then the Company will:

         (i) promptly give written notice of the proposed registration to all other Holders holding Registrable Securities; and

         (ii) as soon as practicable, use its best efforts to effect such registration, on Form S-3 or successor form replacing Form S-3, if practicable, (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request (as permitted hereunder) as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

                  Notwithstanding the foregoing provisions, the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 7 if:


                                            (1) in any particular jurisdiction,
the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance (unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act);
                                            (2) the  Company has  initiated  two
registrations pursuant to Section 7.1(a) (counting for these purposes only (A) registrations which have been declared or ordered effective and pursuant to which securities have been sold and (B) registrations which have been withdrawn by the initiating Holders as to which the Holders have not paid the Registration Expenses pursuant to Section 7.3 and were required to bear such expenses);

                                            (3) such request for registration is
made during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;


                  (b) Subject to the foregoing clauses (1) through (3), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Holders (or their respective permitted Affiliate transferees), as the case may be; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company (the "Board of Directors"), such registration would be seriously detrimental to the Company and the Board of Directors concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing (except as provided in clause (3) above) for a period of not more than one hundred twenty (120) days after receipt of the request of the initiating Holders (or their permitted Affiliate transferees), as the case may be, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

                  The registration statement filed pursuant to the request of the initiating Holders (or their respective permitted Affiliate transferees) may, subject to the provisions of Sections 7.1(d) and 7.10, include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

                  (c) Underwriting. The right of any Holder to registration pursuant to Section 7.1 shall be conditioned upon such Holder's participation in such underwriting, the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein and such other restrictions as may be reasonably imposed by the underwriter. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

                  (d) Procedures. The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the initiating Holder(s), which underwriters are reasonably acceptable to the Company. If the Company shall request inclusion in any registration pursuant to
Section 7.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 7.1, the initiating Holder(s) shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 7 (including Section 7.10). Notwithstanding any other provision of this Section 7.1, if the representative of the underwriters advises the initiating Holder(s) in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 7.10. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the initiating Holder(s). The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 7.1(d), then the Company shall offer to all Holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 7.10.

         7.2      Registration on Form S-3; Shelf Registration.

                  (a) After the Company has qualified for the use of Form S-3, in addition to the rights contained in Sections 7.1 and 7.3, the Holders of Registrable Securities who hold in excess of two percent (2%) of the then outstanding Common Stock of the Company shall have the right to request registrations on Form S-3 on a continuous or delayed basis pursuant to Rule 415 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), provided, however, that the Company shall not be obligated to effect any such registration (i) if the Holders propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000, (ii) in the circumstances described in clauses (1) and (3) of Section 7.1(a), (iii) if the Company shall furnish the certification described in paragraph 7.1(b) (but subject to the limitations set forth therein), (iv) if, in a given twelve-month period, the Company has effected one (1) such registration in such period or (v) if it is to be effected more than five (5) years after the Company's initial public offering.

                  (b) If a request complying with the requirements of Section 7.2(a) is delivered to the Company, the provisions of Sections 7.1(a)(i) and
Section 7.1(b) hereof shall apply to such registration. If the registration is for an underwritten offering, the provisions of Sections 3.1(c) and 3.1(d) hereof shall apply to such registration.

         7.3      Piggyback Registration.

                  (a) If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than a registration relating solely to employee benefit plans, or a registration relating to a corporate reorganization or other transaction on Form S-4, or a registration on any registration form that does not permit secondary sales), the Company will:

                  (i) promptly give to each Holder written notice thereof; and

                  (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 7.3(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within ten (10) days after the written notice from the Company described in clause (i) above is mailed or delivered by the Company. Such written request may specify all or a part of a Holder's Registrable Securities.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 7.3(a)(i). In such event, the right of any Holder to registration pursuant to this Section 7.3 shall be conditioned upon such Holder's participation in such underwriting, the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein and such other restrictions as may be reasonably imposed by the underwriter and the Company. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

                  Notwithstanding any other provision of this Section 7.3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten or the Company's Board of Directors reasonably determines that the number of shares proposed to be registered must be reduced in view of then existing market conditions, the Company shall be required to include in the offering only that number of Registrable Securities that the Board of Directors determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of Registrable Securities (to be determined assuming full conversion of all securities convertible into Registrable Securities at such time) entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to be such selling Holders), but in no event shall the amount of Registrable Securities of the selling Holders included in such offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities (in which case, the selling Holders may be excluded if the underwriters make the determination described above and no other shareholder's securities are included in such offering). If any person does not agree to the terms of any such underwriting, he or she shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                  If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 7.10.

         7.4 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 7.1, 7.2 or 7.3 shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section 7.1 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 7.1. Furthermore, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 7.1, such registration shall not be treated as a counted registration for purposes of Section 7.1, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf, as shall any other expenses in connection with the registration required to be borne by the Holders of such securities.

         7.5 Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 7, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

                  (a) Keep such  registration  effective  for a period of ninety
(90) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 90-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 90-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, however in no event longer than one year from the effective date of the registration statement and provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (A) includes any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                  (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

                  (d) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed, if any;

                  (e) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                  (f) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 7.1, the Company will enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock.

         7.6      Indemnification.

                  (a) The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 7, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, as incurred, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter. It is agreed that the indemnity agreement contained in this Section 7.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company.

                  (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants, each person who controls the Company within the meaning of Section 15 of the Securities Act, and each Other Stockholder, and each of their officers, directors, and partners, and each person controlling such Other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Other Stockholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons, as incurred, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided further that in no event shall any indemnity under this Section 7.6(b) exceed the net proceeds from the offering received by such Holder.

                  (c) Each party entitled to indemnification  under this Section
7.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                  (d) If the indemnification provided for in this Section 7.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control and the foregoing Section 7.6 shall have no further force and effect.

         7.7 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 7.


         7.8 Transfer or Assignment of Registration Rights. Prior to the Company's initial public offering of its Common Stock, Investor's right to cause the Company to register Registrable Securities pursuant to Section 7.1 shall not be transferable except to its respective Affiliates. The rights to cause the Company to register a Holder's Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) granted under Section 7.1 (only after the Company's initial public offering of its Common Stock) and under Section 7.2 or 7.3 may be transferred or assigned (a) to a transferee or assignee (in accordance with Section 4) who acquires at least twenty percent (20%) of such Holder's Securities, (b) to a transferee or assignee who acquires at least two percent (2%) of the Company's Common Stock from a Holder, which assignee or transferee is acceptable to the Company (which acceptance shall not be unreasonably withheld), (c) to partners or retired partners of the such Holder in accordance with their partnership interests, or (d) to another affiliate of Holder, which assignee or transferee is acceptable to the Company (which acceptance shall not be unreasonably withheld); provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the proposed transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided further, that the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Section 7.

         7.9 "Lock-Up" Agreement. If requested by the Company or any representative of an underwriter of Common Stock (or other securities) of the Company following an initial public offering, each of the holders of the Securities shall not sell or otherwise transfer or dispose of any Common Stock or other securities of the Company held by such holders (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act. If requested by the Company or any representative of an underwriter of Common Stock (or other securities) of the Company following the first public offering of the Company after the Company's initial public offering, each of the holders of the Securities shall not sell or otherwise transfer or dispose of any Common Stock or other securities of the Company held by such holders (other than those included in the registration) during the ninety (90) day period following the effective date of a registration statement of the Company filed under the Securities Act. The obligations described in this
Section 7.10 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such lock-up periods.

         7.10 Allocation of Registration Opportunities. In any circumstance in which all of the Registrable Securities of the Company (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of preferred stock of the Company) with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and other selling stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such Holders and other selling stockholders, assuming conversion; provided, however, that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Shares to be included in such registration, if any Holder or other selling stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to the above-described procedure, in which case the remaining portion of his allocation shall be reallocated among those requesting Holders and other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares which would be held by such Holders and other selling stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and other selling stockholders have been so allocated.

         7.11 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 7.

         7.12 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 7.1,
7.2 or 7.3 shall terminate on the closing of the first Company-initiated registered public offering of Common Stock of the Company, if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period, or the earlier of (i) such date after the closing of the first Company-initiated registered public offering of Common Stock of the Company as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period, and (ii) five (5) years after the closing of the first Company-initiated registered public offering.

8.       COVENANTS OF THE COMPANY

                  The Company hereby covenants and agrees as follows:

         8.1      Basic Financial Information.

                  Upon request, the Company will furnish the following reports to a Holder so long as such Holder owns at least 300,000 shares of Common Stock, (as presently constituted and subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like): (i) monthly financial statements as soon as practicable at the end of each month and
(ii) a summary of the financial plan of the Company for each fiscal year as soon as practicable after the end of each fiscal year; provided, however, that the obligation of the Company to furnish such monthly financial statements and annual financial plan shall terminate upon a firmly underwritten public offering of the Common Stock of the Company.

                  Upon request, the Company will furnish, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, to a Holder if it holds at least 150,000 of the outstanding shares of Common Stock(as presently constituted and subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like), annual and quarterly financial statements for such period (including a balance sheet of the Company as of the end of such period and statements of income and cash flows of the Company for such period), prepared in accordance with generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments, and except that such financial statements need not contain the notes required by generally accepted accounting principles. Annual financial statements of the Company provided to a Holder under this paragraph shall be certified by independent public accountants of recognized national standing selected by the Company.

         8.2      Additional Information and Rights.

                  The Company will permit any Holder, so long as such Holder owns at least 300,000 shares of the Common Stock (as presently constituted and subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like) and each Holder which represents that it is a "venture capital operating company" for purposes of Department of Labor Regulation Section 2510.3-101, who requests them (a "Significant Holder") (or a representative of any Significant Holder) to visit and inspect any of the properties of the Company, including its books of account and other records, and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, all at such reasonable times and as often as any such person may reasonably request.

                  The provisions of Section 8.1 and this Section 8.2 shall not be in limitation of any rights which any Holder or Significant Holder may have with respect to the books and records of the Company and its subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the jurisdictions in which they are incorporated.

                  Anything in this Agreement to the contrary notwithstanding, no Holder by reason of this agreement shall have access to any trade secrets or classified information of the Company. Each Holder hereby agrees to hold in confidence and trust and not to misuse or disclose any confidential information provided pursuant to this Section 8.2. The Company shall not be required to comply with this Section 8.2 in respect of any Holder whom the Company reasonably determines to be a competitor or an officer, employee, director or greater than ten percent (10%) stockholder of a competitor.

                  From the date the Company becomes subject to the reporting requirements of the Exchange Act (which shall include any successor federal statute), the Company's obligation to provide financial information required pursuant to Sections 8.1 and 8.2 hereof shall automatically terminate.

                  Each Holder who represents to the Company that it is a "venture capital operating company" for purposes of Department of Labor Regulation Section 2510.3-101 shall, in addition, have the right to consult with and advise the officers of the Company as to the management of the Company.

         8.3      Right to Purchase New Securities.

         The  Company  hereby  grants to  Investor  and its  Affiliates  if they collectively own at least 333,333 shares of Common Stock (as presently constituted and subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like), a right to purchase a pro rata share of New Securities (as defined in this Section 8.3) which the Company may, from time to time, propose to sell and issue. investor's pro rata share, for purposes of this right, is the ratio of the number of shares of Common Stock owned by Investor (and its Affiliates) immediately prior to the issuance of the New Securities, to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities. This right shall be subject to the following provisions:

                  "New  Securities"  shall  mean any  capital  stock  (including
Common Stock and/or preferred stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include (i) securities purchased under this Agreement; (ii) securities issued in connection with a merger, acquisition, reorganization or other similar transaction undertaken by the Company; (iii) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of the Company; (iv) securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase stock bonus plan, warrant, agreement or arrangement approved by the Board of Directors; (v) securities issued to vendors or customers or to other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors and such issuance is undertaken for purposes primarily other than equity financing; (vi) securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person and such issuance is undertaken for purposes primarily other than equity financing; (vii) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; (viii) securities issued in connection with corporate partnering transactions on terms approved by the Board of Directors and such issuance is undertaken for purposes primarily other than equity financing; and (ix) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (x) above.

                  In the event the Company proposes to undertake an issuance of New Securities, it shall give Investor written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Investor (or its Affiliate) shall have ten (10) days after any such notice is mailed or delivered to agree to purchase Investor's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

         In the event the Investor (or its Affiliates) fail to exercise fully the right within said ten (10) day period, the Company shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities respecting which Investor's (or its Affiliates') the right set forth in this Section 8.3 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to Investor pursuant to Section 8.3(b). In the event the Company has not sold within such sixty (60) day period or entered into an agreement to sell the New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Investor (and its Affiliates) in the manner provided in Section 8.3(b) above.

                  The right set forth in this Section 8.3 may not be assigned or transferred (except as otherwise expressly permitted above in this Section).

         8.4 Termination of Covenants. The covenants set forth in this Section 8 shall terminate and be of no further force and effect after the consummation of the Company's first firm commitment underwritten public offering registered under the Securities Act.


9.       MISCELLANEOUS.

         9.1      Entire Agreement.

                  This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

         9.2      Survival of Warranties.

                  The warranties, representations, and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

         9.3      Successors and Assigns.

                  The parties to this Agreement may not assign or transfer their rights or obligations under this Agreement without the prior written consent of the other parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         9.4      Governing Law.

                  This Agreement shall be governed by and construed under the laws of the State of Delaware (excluding the choice of law provisions thereof).

         9.5      Counterparts.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.6      Titles and Subtitles.

                  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         9.7      Notices.

                  Unless otherwise provided, all notices and other communications required or permitted under this Agreement shall be in writing and shall be sent by facsimile or delivered personally by hand or by a nationally recognized courier addressed to the party to be notified at the address or facsimile number indicated for such person on the signature page hereof, or at such other address or facsimile number as such party may designate by ten (10) days' advance written notice to the other parties hereto. All such notices and other written communications shall be effective at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a facsimile) the answer-back being deemed conclusive (but not exclusive) evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

        9.8     Finder's Fees.

                  The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the cost and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.

                  The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

        9.9      Expenses.

                  The Company and the Investor shall pay all their own costs and expenses (including attorneys' fees and expenses) in connection with the preparation, execution and delivery of this Agreement and other Ancillary Agreements and other documents to be delivered hereunder or thereunder.
9.10     Amendments and Waivers.

                  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor 9.11 California Corporate Securities Law.

                  THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM
QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                RIGHTSTART.COM INC.


                                By: /s/R.P. Springer
                                Name: Raymond P. Springer
                                Title: Chief Financial Officer


                                Address: RightStart.com Inc.
                                         5388 Sterling Center Drive, Unit C
                                         Westlake Village, California 91361

                                Facsimile: (818) 707-7132



                                /s/ Michael Targoff
                                Michael Targoff




                                Address: 1330 Avenue of the Americas, 36th Floor New York, New York 10019
                                Facsimile: 212.842.1520

                             Schedule of Exceptions
1. Exception to Paragraph 2.1. The Company has qualified to do business in the State of California.
2.       Exception to Paragraph 2.5(d).  None.
3.       Exception to Paragraph 2.7. *****

                Management Services Agreement
                Intellectual Property Agreement
                Engagement Letter with CEA Montgomery Media, L.L.C.
                Engagement Letter with Cappello Capital Corp.
                Engagement Letter with Morgan Stanley & Company, Incorporated Verbal agreement with Guidance Solutions, Inc. relating to website development, hosting of the website and related services
                The Convertible Securities and related documents
                Investors' Rights Agreement
                Series A Preferred Stock Purchase Agreement dated July 9, 1999 between the Company, Sierra Ventures VII, L.P., Sierra Ventures Associates VII, LLC, Ajit Shah, Robert Simon and Palomar Ventures I, L.P.
                Indemnification  Agreements  with   Series  A  Preferred   Stock
                        Investors
                Stock Grant Agreement dated October 30, 1999 between  The  Right
                        Start, Inc., RightStart.com and Guidance Solutions
                Registration  Rights  Agreement  dated October 30, 1999  between
                        RightStart.com and Guidance Solutions

4.       Exception to Paragraph 2.8.
                Intercompany payables due to Parent.
                The Bridge Notes and the Convertible Bridge Notes held by
                        directors.

5.       Exception to Paragraph 2.9.
                None.

6.       Exception to Paragraph 2.11

                Breaches under agreements with various  vendors.
                The  Company   has   not   yet   held   an   annual  meeting  of
                        shareholders.

7.       Exception to Paragraph 2.14

                The  Bridge  Notes  and the  Contingent  Bridge  Notes are due
                        October 18, 2000 and have not been extended to date.

                                    Exhibit A



                              Ancillary Agreements


[None]